Exhibit 99.1

WEBSTER REPORTS
SECOND QUARTER 2023 EPS OF $1.32; ADJUSTED EPS OF $1.50
STAMFORD, Conn., July 20, 2023 - Webster Financial Corporation ("Webster") (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced net income available to common stockholders of $230.8 million, or $1.32 per diluted share, for the quarter ended June 30, 2023, compared to $178.1 million, or $1.00 per diluted share, for the quarter ended June 30, 2022.
Second quarter 2023 results include $40.8 million pre-tax ($29.9 million after tax), or $0.181 per diluted share, of charges related to the merger with Sterling Bancorp on January 31, 2022 ("the merger"). Excluding these charges, adjusted earnings per diluted share would have been $1.501 for the quarter ended June 30, 2023.
"We are proud to deliver consistent earnings during a challenging period for the banking industry," said John R. Ciulla, president and chief executive officer. "Our unique and resilient funding profile, robust capital position, and talented colleagues enabled our performance in the quarter and position us well for the future. Consistent with our conservative risk-management approach, we increased on balance sheet liquidity during the quarter given the events of March. This had a temporary 12 basis point impact on the net interest margin, but was neutral to net interest income."
Highlights for the second quarter of 2023:
•Revenue of $673.2 million.
•Period end loans and leases balance of $51.6 billion, up $0.7 billion or 1.4 percent linked quarter; 81.1 percent commercial loans and leases, 18.9 percent consumer loans, and a loan to deposit ratio of 87.9 percent.
•Period end deposits balance of $58.7 billion, up $3.5 billion or 6.2 percent linked quarter.
•Provision for credit losses totaled $31.5 million.
•Return on average assets of 1.23 percent; adjusted 1.39 percent1.
•Return on average tangible common equity of 18.12 percent1; adjusted 20.40 percent1.
•Net interest margin of 3.35 percent, down 31 basis points from prior quarter.
•Common equity tier 1 ratio of 10.66 percent.
•Efficiency ratio of 42.20 percent1.
•Tangible common equity ratio of 7.23 percent1.
"Webster’s unique funding profile continues to be a differentiator, as we grew our deposits 6% over the prior quarter and increased our available liquidity," said Glenn MacInnes, executive vice president and chief financial officer. "A resilient and flexible balance sheet should allow us to consistently deliver strong returns."
1 See "Reconciliations to GAAP Financial Measures" section beginning on page 19.

Line of Business performance compared to the second quarter of 2022
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through its business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, private banking, and treasury services business units. At June 30, 2023, Commercial Banking had $41.9 billion in loans and leases and $18.3 billion in deposits, as well as a combined $2.8 billion in assets under administration and management.
Commercial Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$383,606	$333,421	15.1%
Non-interest income	32,255	49,430	(34.7)
Operating revenue	415,861	382,851	8.6
Non-interest expense	110,582	102,720	(7.7)
Pre-tax, pre-provision net revenue	$305,279	$280,131	9.0

			Percent
	At June 30,		Increase/
(In millions)	2023	2022	(Decrease)
Loans and leases	$41,862	$36,635	14.3%
Deposits	18,349	20,501	(10.5)
AUA / AUM (off balance sheet)	2,757	2,266	21.7
Pre-tax, pre-provision net revenue increased $25.1 million, to $305.3 million, in the quarter as compared to prior year. Net interest income increased $50.2 million, to $383.6 million, primarily driven by organic loan growth and the impact of the higher rate environment. Non-interest income decreased $17.2 million, to $32.3 million, driven by decreases in fees from interest rate hedging activities, loan servicing related income, cash management fees, prepayment penalties, and syndication fees. Non-interest expense increased $7.9 million, to $110.6 million, primarily resulting from continued investments in technology and talent to support balance sheet growth.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants, and financial advisors. At June 30, 2023, HSA Bank had $12.3 billion in total footings comprising $8.2 billion in deposits and $4.1 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$75,421	$49,558	52.2%
Non-interest income	23,023	26,552	(13.3)
Operating revenue	98,444	76,110	29.3
Non-interest expense	42,643	37,540	(13.6)
Pre-tax, net revenue	$55,801	$38,570	44.7

			Percent
	At June 30,		Increase/
(Dollars in millions)	2023	2022	(Decrease)
Number of accounts (thousands)	3,177	3,077	3.2%

Deposits	$8,208	$7,778	5.5
Linked investment accounts (off balance sheet)	4,123	3,277	25.8
Total footings	$12,331	$11,055	11.5
Pre-tax net revenue increased $17.2 million, to $55.8 million, in the quarter as compared to prior year. Net interest income increased $25.9 million, to $75.4 million, primarily due to an increase in net deposit spread and growth in deposits. Non-interest income decreased $3.5 million, to $23.0 million, primarily due to lower client account fees. Non-interest expense increased $5.1 million, to $42.6 million, primarily due to higher compensation and benefits expense, service contract expense related to account growth, and the continued investment in our user experience build out.

Consumer Banking
Webster's Consumer Banking segment serves consumer and business banking customers primarily throughout southern New England and the New York Metro and Suburban markets. Consumer Banking is comprised of the Consumer Lending and Small Business Banking business units, as well as a distribution network consisting of 199 banking centers and 350 ATMs, a customer care center, and a full range of web and mobile-based banking services. Additionally, the Webster Investment Services group provides investment services to consumers and small business owners within Webster's targeted markets and retail footprint. At June 30, 2023, Consumer Banking had $9.7 billion in loans and $23.9 billion in deposits, as well as $7.8 billion in assets under administration.
Consumer Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$204,455	$179,287	14.0%
Non-interest income	28,877	30,798	(6.2)
Operating revenue	233,332	210,085	11.1
Non-interest expense	108,880	107,366	(1.4)
Pre-tax, pre-provision net revenue	$124,452	$102,719	21.2

	At June 30,		Percent
(In millions)	2023	2022	Increase
Loans	$9,739	$8,965	8.6%
Deposits	23,875	23,873	—
AUA (off balance sheet)	7,848	7,536	4.1
Pre-tax, pre-provision net revenue increased $21.7 million, to $124.5 million, in the quarter as compared to prior year. Net interest income increased $25.2 million, to $204.5 million, primarily driven by organic loan growth and the impact of the higher rate environment. Non-interest income decreased $1.9 million, to $28.9 million, driven by lower net investment services income, which was attributable to the new outsourcing model adopted in 2022, partially offset by higher deposit and loan servicing related fee income and other miscellaneous income. Non-interest expense increased $1.5 million, to $108.9 million, primarily driven by higher marketing costs to support deposit growth initiatives, partially offset by the impact of outsourcing the consumer investment services platform.

Consolidated financial performance:
Quarterly net interest income compared to the second quarter of 2022:
•Net interest income was $583.8 million compared to $486.7 million.
•Net interest margin was 3.35 percent compared to 3.28 percent. The yield on interest-earning assets increased by 186 basis points, and the cost of interest-bearing liabilities increased by 191 basis points.
•Average interest-earning assets totaled $70.1 billion and increased by $10.0 billion, or 16.7 percent.
•Average loans and leases totaled $51.2 billion and increased by $7.1 billion, or 16.0 percent.
•Average deposits totaled $58.6 billion and increased by $5.2 billion, or 9.7 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $31.5 million in the quarter, contributing to a $15.0 million increase in the allowance for credit losses on loans and leases. The provision also reflects a decrease in the reserves on unfunded loan commitments of $3.7 million. The provision for credit losses was $46.7 million in the prior quarter, and $12.2 million a year ago.
•Net charge-offs were $20.3 million, compared to $24.5 million in the prior quarter, and $9.6 million a year ago. The ratio of net charge-offs to average loans and leases was 0.16 percent, compared to 0.20 percent in the prior quarter, and 0.09 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.22 percent of total loans and leases, compared to 1.21 percent at March 31, 2023, and 1.25 percent at June 30, 2022. The allowance represented 287 percent of nonperforming loans and leases at June 30, 2023, compared to 332 percent at March 31, 2023, and 231 percent at June 30, 2022.
Quarterly non-interest income compared to the second quarter of 2022:
•Total non-interest income was $89.4 million compared to $120.9 million, a decrease of $31.5 million. The decrease primarily reflects lower client hedging activity, lower prepayment and other loan related servicing fees, lower client deposit fees, and the outsourcing of the consumer investment services platform.

Quarterly non-interest expense compared to the second quarter of 2022:
•Total non-interest expense was $344.1 million compared to $358.2 million, a decrease of $14.1 million. Total non-interest expense includes a net $40.8 million of merger charges, compared to a net $66.5 million of merger and strategic initiatives charges a year ago. Excluding those charges, total non-interest expense increased $11.6 million. The increase reflects increases in deposit insurance, investments in technology, including the HSA and interLINK acquisitions, and employee benefits related to medical claims, offset by expense benefits from the merger and outsourcing of the consumer investments services platform.
Quarterly income taxes compared to the second quarter of 2022:
•Income tax expense was $62.6 million compared to $54.8 million, and the effective tax rate was 21.0 percent compared to 23.1 percent. The lower effective tax rate in the current period reflects higher levels of tax-exempt interest income and tax credits and lower state and local tax, partially offset by the effects of higher pre-tax income and nondeductible FDIC premiums in 2023 compared to 2022.
Investment securities:
•Total investment securities, net were $14.7 billion, compared to $14.9 billion at March 31, 2023, and $15.2 billion at June 30, 2022. The carrying value of the available-for-sale portfolio included $883.0 million of net unrealized losses, compared to $766.4 million at March 31, 2023, and $609.8 million at June 30, 2022. The carrying value of the held-to-maturity portfolio does not reflect $877.3 million of net unrealized losses, compared to $742.8 million at March 31, 2023, and $539.4 million at June 30, 2022.
Loans and leases:
•Total loans and leases were $51.6 billion, compared to $50.9 billion at March 31, 2023, and $45.6 billion at June 30, 2022. Compared to March 31, 2023, commercial loans and leases increased by $442.1 million, commercial real estate loans increased by $147.3 million, residential mortgages increased by $138.6 million, while consumer loans decreased by $28.5 million.
•Compared to a year ago, commercial loans and leases increased by $2.7 billion, commercial real estate loans increased by $2.5 billion, residential mortgages increased by $916.5 million, while consumer loans decreased by $153.4 million.
•Loan originations for the portfolio were $2.5 billion, compared to $3.3 billion in the prior quarter, and $5.0 billion a year ago. In addition, $5.7 million of residential loans were originated for sale in the quarter, compared to $2.5 million in the prior quarter, and $5.0 million a year ago.

Asset quality:
•Total nonperforming loans and leases were $218.9 million, or 0.42 percent of total loans and leases, compared to $185.0 million, or 0.36 percent of total loans and leases, at March 31, 2023, and $247.5 million, or 0.54 percent of total loans and leases, at June 30, 2022.
•Past due loans and leases were $51.4 million, compared to $44.2 million at March 31, 2023, and $51.7 million at June 30, 2022.
Deposits and borrowings:
•Total deposits were $58.7 billion, compared to $55.3 billion at March 31, 2023, and $53.1 billion at June 30, 2022. Core deposits to total deposits1 were 87.6 percent, compared to 91.8 percent at March 31, 2023, and 95.2 percent at June 30, 2022. The loan to deposit ratio was 87.9 percent, compared to 92.1 percent at March 31, 2023, and 86.0 percent at June 30, 2022.
•Total borrowings were $5.6 billion, compared to $9.9 billion at March 31, 2023, and $5.3 billion at June 30, 2022.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 11.38 percent and 18.12 percent, respectively, compared to 9.09 percent and 14.50 percent, respectively, in the second quarter of 2022.
•The tangible equity1 and tangible common equity1 ratios were 7.62 percent and 7.23 percent, respectively, compared to 8.12 percent and 7.68 percent, respectively, at June 30, 2022. The common equity tier 1 ratio was 10.66 percent, compared to 11.09 percent at June 30, 2022.
•Book value and tangible book value per common share1 were $46.15 and $29.69, respectively, compared to $43.82 and $28.31, respectively, at June 30, 2022.

1 See reconciliations to GAAP financial measures beginning on page 19.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. and its HSA Bank Division. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and its HSA Bank division, one of the country's largest providers of employee benefits solutions. Headquartered in Stamford, CT, Webster is a values-driven organization with $74 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s second quarter 2023 earnings announcement will be held today, Thursday, July 20, 2023 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster's Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern) on July 20, 2023. To access the replay, dial 800-770-2030, or 647-362-9199 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) Webster's ability to successfully integrate the operations of Webster and Sterling Bancorp and realize the anticipated benefits of the merger, including our ability to successfully complete our core conversion in the anticipated timeframe; (2) Webster's ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; (3) volatility in our stock price due to investor sentiment, including following bank failures during the first fiscal quarter of 2023, and the acquisition of such failed banks (or their assets), by stronger banks within the U.S. Banking system; (4) local, regional, national, and international economic conditions, and the impact they may have on Webster or its customers; (5) volatility and disruption in national and international financial markets, including as a result of geopolitical conflict, such as the war between Russia and Ukraine; (6) unforeseen events, such as natural disasters; (7) changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, and healthcare, with which Webster and its subsidiaries must comply; (8) adverse conditions in the securities markets that could lead to impairment in the value of Webster's securities portfolio; (9) inflation, monetary fluctuations, the possibility of a recession, and changes in interest rates, including the impact of such changes on economic conditions, customer behavior, funding costs, and Webster's loans and leases and securities portfolios; (10) the replacement of, and transition from, the London Interbank Offered Rate (LIBOR) to the Secured Overnight Financing Rate (SOFR) as the primary interest rate benchmark; (11) the timely development and acceptance of new products and services, and the perceived value of those products and services by customers; (12) changes in deposit flows, consumer spending, borrowings, and savings habits; (13) Webster's ability to implement new technologies and maintain secure and reliable technology systems; (14) the effects of any cyber threats, attacks or events or fraudulent activity, including those that involve Webster's third-party vendors and service providers; (15) performance by Webster's counterparties and third-party vendors; (16) Webster's ability to increase market share and control expenses; (17) changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; (18) Webster's ability to maintain adequate sources of funding and liquidity; (19) changes in the level of non-performing assets and charge-offs; (20) changes in estimates of future reserve requirements based upon periodic review under relevant regulatory and accounting requirements; (21) the effect of changes in accounting policies and practices applicable to Webster, including the impacts of recently adopted accounting guidance; (22) Webster's inability to remediate the material weaknesses in its internal control related to ineffective ITGCs; (23) legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (24) Webster's ability to appropriately address any environmental, social, governmental, and sustainability concerns that may arise from its business activities; and (25) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, ROATCE, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

Webster believes that providing certain non-GAAP financial measures provides investors with information useful in understanding its financial performance, performance trends, and financial position. Webster utilizes these measures for internal planning and forecasting purposes. Webster, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. Webster believes that its presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting its business and allows investors to view performance in a manner similar to management.

These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Webster strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

Income and performance ratios:
Net income	$234,968	$221,004	$244,751	$233,968	$182,311
Net income available to common stockholders	230,806	216,841	240,588	229,806	178,148
Earnings per diluted common share	1.32	1.24	1.38	1.31	1.00
Return on average assets (annualized)	1.23%	1.22%	1.40%	1.38%	1.10%
Return on average tangible common stockholders' equity (annualized) (1)	18.12	17.66	19.93	18.62	14.50
Return on average common stockholders’ equity (annualized)	11.38	10.94	12.54	11.78	9.09
Non-interest income as a percentage of total revenue	13.28	10.62	14.50	17.10	19.90

Asset quality:
Allowance for credit losses on loans and leases	$628,911	$613,914	$594,741	$574,325	$571,499
Nonperforming assets	222,215	186,551	206,136	211,627	250,242
Allowance for credit losses on loans and leases / total loans and leases	1.22%	1.21%	1.20%	1.20%	1.25%
Net charge-offs / average loans and leases (annualized)	0.16	0.20	0.17	0.25	0.09
Nonperforming loans and leases / total loans and leases	0.42	0.36	0.41	0.44	0.54
Nonperforming assets / total loans and leases plus OREO	0.43	0.37	0.41	0.44	0.55
Allowance for credit losses on loans and leases / nonperforming loans and leases	287.35	331.81	291.84	274.12	230.88

Other ratios:
Tangible equity (1)	7.62%	7.55%	7.79%	7.70%	8.12%
Tangible common equity (1)	7.23	7.15	7.38	7.27	7.68
Tier 1 risk-based capital (2)	11.17	10.93	11.23	11.35	11.65
Total risk-based capital (2)	13.26	12.99	13.25	13.38	13.91
Common equity tier 1 risk-based capital (2)	10.66	10.42	10.71	10.80	11.09
Stockholders’ equity / total assets	11.18	11.08	11.30	11.33	11.83
Net interest margin	3.35	3.66	3.74	3.54	3.28
Efficiency ratio (1)	42.20	41.64	40.27	41.17	45.25

Equity and share related:
Common equity	$7,995,747	$8,010,315	$7,772,207	$7,542,431	$7,713,809
Book value per common share	46.15	45.85	44.67	43.32	43.82
Tangible book value per common share (1)	29.69	29.47	29.07	27.69	28.31
Common stock closing price	37.75	39.42	47.34	45.20	42.15
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	173,261	174,712	174,008	174,116	176,041
Weighted-average common shares outstanding - Basic	172,739	172,766	172,522	173,868	175,845
Weighted-average common shares outstanding - Diluted	172,803	172,883	172,699	173,944	175,895
(1) See "Reconciliations to GAAP Financial Measures" section beginning on page 19.
(2) Presented as preliminary for June 30, 2023, and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022
Assets:
Cash and due from banks	$283,623	$201,683	$294,482
Interest-bearing deposits	1,077,136	2,232,388	607,323
Securities:
Available-for-sale	7,759,341	7,798,977	8,638,358
Held-to-maturity, net	6,943,784	7,063,223	6,547,998
Total securities, net	14,703,125	14,862,200	15,186,356
Loans held for sale	10,963	210,724	388
Loans and Leases:
Commercial	21,217,411	20,775,337	18,520,595
Commercial real estate	20,661,071	20,513,738	18,141,670
Residential mortgages	8,140,182	8,001,563	7,223,728
Consumer	1,607,384	1,635,885	1,760,750
Total loans and leases	51,626,048	50,926,523	45,646,743
Allowance for credit losses on loans and leases	(628,911)	(613,914)	(571,499)
Loans and leases, net	50,997,137	50,312,609	45,075,244
Federal Home Loan Bank and Federal Reserve Bank stock	407,968	584,724	329,424
Premises and equipment, net	426,310	431,432	449,578
Goodwill and other intangible assets, net	2,852,117	2,861,310	2,729,551
Cash surrender value of life insurance policies	1,239,077	1,233,994	1,228,484
Deferred tax asset, net	377,588	315,525	269,790
Accrued interest receivable and other assets	1,663,199	1,597,806	1,424,401
Total Assets	$74,038,243	$74,844,395	$67,595,021

Liabilities and Stockholders' Equity:
Deposits:
Demand	$11,157,390	$12,007,387	$13,576,152
Health savings accounts	8,206,844	8,272,507	7,777,786
Interest-bearing checking	8,775,975	8,560,750	9,547,749
Money market	16,189,678	14,203,858	10,884,656
Savings	7,131,587	7,723,198	8,736,712
Certificates of deposit	4,743,204	3,855,406	2,554,102
Brokered certificates of deposit	2,542,854	674,373	—
Total deposits	58,747,532	55,297,479	53,077,157
Securities sold under agreements to repurchase and other borrowings	243,580	306,154	1,743,782
Federal Home Loan Bank advances	4,310,371	8,560,461	2,510,810
Long-term debt (1)	1,052,258	1,071,413	1,076,559
Accrued expenses and other liabilities	1,404,776	1,314,594	1,188,925
Total liabilities	65,758,517	66,550,101	59,597,233
Preferred stock	283,979	283,979	283,979
Common stockholders' equity	7,995,747	8,010,315	7,713,809
Total stockholders’ equity	8,279,726	8,294,294	7,997,788
Total Liabilities and Stockholders' Equity	$74,038,243	$74,844,395	$67,595,021

(1)The classification of debt as long-term is based on the initial terms of greater than one year as of the date of issuance.

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three months ended June 30,		Six months ended June 30,
(In thousands, except per share data)	2023	2022	2023	2022
Interest income:
Interest and fees on loans and leases	$771,973	$431,538	$1,488,329	$777,814
Interest and dividends on securities	161,002	82,202	275,558	145,728
Loans held for sale	421	7	437	33
Total interest income	933,396	513,747	1,764,324	923,575
Interest expense:
Deposits	251,466	12,459	401,670	19,858
Borrowings	98,101	14,628	183,542	22,809
Total interest expense	349,567	27,087	585,212	42,667
Net interest income	583,829	486,660	1,179,112	880,908
Provision for credit losses	31,498	12,243	78,247	201,088
Net interest income after provision for loan and lease losses	552,331	474,417	1,100,865	679,820
Non-interest income:
Deposit service fees	45,418	51,385	90,854	99,212
Loan and lease related fees	20,528	27,907	43,533	50,586
Wealth and investment services	7,391	11,244	13,978	21,841
Mortgage banking activities	129	102	188	530
Increase in cash surrender value of life insurance policies	6,293	8,244	13,021	14,976
(Loss) on sale of investment securities, net	(48)	—	(16,795)	—
Other income	9,663	22,051	15,361	37,823
Total non-interest income	89,374	120,933	160,140	224,968
Non-interest expense:
Compensation and benefits	173,305	187,656	346,505	371,658
Occupancy	20,254	51,593	40,425	70,208
Technology and equipment	51,815	41,498	96,181	96,899
Marketing	5,160	3,441	8,636	6,950
Professional and outside services	29,385	15,332	61,819	69,423
Intangible assets amortization	9,193	8,802	18,690	15,189
Loan workout expenses	574	732	1,180	1,412
Deposit insurance	13,723	6,748	26,046	11,970
Other expenses	40,680	42,425	77,074	74,303
Total non-interest expense	344,089	358,227	676,556	718,012
Income before income taxes	297,616	237,123	584,449	186,776
Income tax expense	62,648	54,812	128,477	21,212
Net income	234,968	182,311	455,972	165,564
Preferred stock dividends	(4,162)	(4,163)	(8,325)	(7,594)
Net income available to common stockholders	$230,806	$178,148	$447,647	$157,970

Weighted-average common shares outstanding - Diluted	172,803	175,895	172,839	161,785

Earnings per common share:
Basic	$1.32	$1.00	$2.57	$0.97
Diluted	1.32	1.00	2.57	0.97

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Interest income:
Interest and fees on loans and leases	$771,973	$716,356	$642,784	$525,960	$431,538
Interest and dividends on securities	161,002	114,556	100,804	91,569	82,202
Loans held for sale	421	16	5	40	7
Total interest income	933,396	830,928	743,593	617,569	513,747
Interest expense:
Deposits	251,466	150,204	81,202	37,492	12,459
Borrowings	98,101	85,441	60,016	29,074	14,628
Total interest expense	349,567	235,645	141,218	66,566	27,087
Net interest income	583,829	595,283	602,375	551,003	486,660
Provision for credit losses	31,498	46,749	43,000	36,531	12,243
Net interest income after provision for loan and lease losses	552,331	548,534	559,375	514,472	474,417
Non-interest income:
Deposit service fees	45,418	45,436	48,453	50,807	51,385
Loan and lease related fees	20,528	23,005	25,632	26,769	27,907
Wealth and investment services	7,391	6,587	7,017	11,419	11,244
Mortgage banking activities	129	59	89	86	102
Increase in cash surrender value of life insurance policies	6,293	6,728	6,543	7,718	8,244
(Loss) on sale of investment securities, net	(48)	(16,747)	(4,517)	(2,234)	—
Other income	9,663	5,698	18,962	19,071	22,051
Total non-interest income	89,374	70,766	102,179	113,636	120,933
Non-interest expense:
Compensation and benefits	173,305	173,200	177,979	173,983	187,656
Occupancy	20,254	20,171	20,174	23,517	51,593
Technology and equipment	51,815	44,366	44,202	45,283	41,498
Marketing	5,160	3,476	5,570	3,918	3,441
Professional and outside services	29,385	32,434	26,489	21,618	15,332
Intangible assets amortization	9,193	9,497	8,240	8,511	8,802
Loan workout expenses	574	606	606	580	732
Deposit insurance	13,723	12,323	6,578	8,026	6,748
Other expenses	40,680	36,394	58,552	44,635	42,425
Total non-interest expense	344,089	332,467	348,390	330,071	358,227
Income before income taxes	297,616	286,833	313,164	298,037	237,123
Income tax expense	62,648	65,829	68,413	64,069	54,812
Net income	234,968	221,004	244,751	233,968	182,311
Preferred stock dividends	(4,162)	(4,163)	(4,163)	(4,162)	(4,163)
Net income available to common stockholders	$230,806	$216,841	$240,588	$229,806	$178,148

Weighted-average common shares outstanding - Diluted	172,803	172,883	172,699	173,944	175,895

Earnings per common share:
Basic	$1.32	$1.24	$1.38	$1.31	$1.00
Diluted	1.32	1.24	1.38	1.31	1.00

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended June 30,
		2023			2022
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$51,184,715	$782,557	6.06%	$44,120,698	$436,462	3.92%
Investment securities (1)	14,780,257	116,027	2.99	15,165,514	85,958	2.22
Federal Home Loan and Federal Reserve Bank stock	513,559	6,675	5.21	262,695	2,072	3.16
Interest-bearing deposits	3,528,824	45,008	5.05	488,870	980	0.79
Loans held for sale	96,537	421	1.74	18,172	7	0.15
Total interest-earning assets	70,103,892	$950,688	5.32%	60,055,949	$525,479	3.46%
Non-interest-earning assets	6,128,636			6,016,193
Total Assets	$76,232,528			$66,072,142

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$11,375,059	$—	—%	$13,395,942	$—	—%
Health savings accounts	8,250,766	3,090	0.15	7,812,313	1,125	0.06
Interest-bearing checking, money market and savings	31,768,511	178,707	2.26	29,486,846	10,165	0.14
Certificates of deposit and brokered deposits	7,173,552	69,669	3.90	2,684,914	1,169	0.17
Total deposits	58,567,888	251,466	1.72	53,380,015	12,459	0.09

Securities sold under agreements to repurchase and other borrowings	215,874	63	0.11	1,064,304	2,677	1.00
Federal Home Loan Bank advances	6,724,139	88,556	5.21	1,156,449	3,164	1.08
Long-term debt (1)	1,061,526	9,482	3.68	1,077,395	8,787	3.38
Total borrowings	8,001,539	98,101	4.87	3,298,148	14,628	1.79
Total interest-bearing liabilities	66,569,427	$349,567	2.10%	56,678,163	$27,087	0.19%
Non-interest-bearing liabilities	1,267,803			1,268,461
Total liabilities	67,837,230			57,946,624

Preferred stock	283,979			283,979
Common stockholders' equity	8,111,319			7,841,539
Total stockholders' equity	8,395,298			8,125,518
Total Liabilities and Stockholders' Equity	$76,232,528			$66,072,142
Tax-equivalent net interest income		601,121			498,392
Less: Tax-equivalent adjustments		(17,292)			(11,732)
Net interest income		$583,829			$486,660
Net interest margin			3.35%			3.28%

(1) For the purposes of average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Six Months Ended June 30,
		2023			2022
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$50,642,963	$1,508,100	5.93%	$40,039,437	$785,879	3.91%
Investment securities (1)	14,707,157	222,001	2.89	14,298,347	153,227	2.12
Federal Home Loan and Federal Reserve Bank stock	486,617	11,585	4.80	214,792	2,893	2.72
Interest-bearing deposits	2,221,119	55,404	4.96	643,210	1,433	0.44
Loans held for sale	50,838	437	1.72	18,046	33	0.36
Total interest-earning assets	68,108,694	$1,797,527	5.21%	55,213,832	$943,465	3.40%
Non-interest-earning assets	6,176,650			5,257,642
Total Assets	$74,285,344			$60,471,474

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$11,999,028	$—	—%	$12,335,504	$—	—%
Health savings accounts	8,271,493	6,117	0.15	7,786,035	2,212	0.06
Interest-bearing checking, money market and savings	30,816,229	301,755	1.97	26,915,923	15,184	0.11
Certificates of deposit and brokered deposits	5,607,711	93,798	3.37	2,614,989	2,462	0.19
Total deposits	56,694,461	401,670	1.43	49,652,451	19,858	0.08

Securities sold under agreements to repurchase and other borrowings	563,517	7,890	2.78	822,017	3,634	0.88
Federal Home Loan Bank advances	6,201,884	156,682	5.02	586,857	3,220	1.09
Long-term debt (1)	1,066,859	18,970	3.67	987,353	15,955	3.36
Total borrowings	7,832,260	183,542	4.68	2,396,227	22,809	1.93
Total interest-bearing liabilities	64,526,721	$585,212	1.82%	52,048,678	$42,667	0.16%
Non-interest-bearing liabilities	1,452,640			1,010,331
Total liabilities	65,979,361			53,059,009

Preferred stock	283,979			260,183
Common stockholders' equity	8,022,004			7,152,282
Total stockholders' equity	8,305,983			7,412,465
Total Liabilities and Stockholders' Equity	$74,285,344			$60,471,474
Tax-equivalent net interest income		1,212,315			900,798
Less: Tax-equivalent adjustments		(33,203)			(19,890)
Net interest income		$1,179,112			$880,908
Net interest margin			3.50%			3.24%

(1) For the purposes of average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases (unaudited)
(Dollars in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Loans and Leases (actual):
Commercial non-mortgage	$19,499,160	$19,014,810	$18,663,164	$17,807,234	$16,628,317
Asset-based lending	1,718,251	1,760,527	1,821,642	1,803,719	1,892,278
Commercial real estate	20,661,071	20,513,738	19,619,145	18,862,619	18,141,670
Residential mortgages	8,140,182	8,001,563	7,963,420	7,617,955	7,223,728
Consumer	1,607,384	1,635,885	1,697,055	1,732,348	1,760,750
Loans and Leases	51,626,048	50,926,523	49,764,426	47,823,875	45,646,743
Allowance for credit losses on loans and leases	(628,911)	(613,914)	(594,741)	(574,325)	(571,499)
Loans and Leases, net	$50,997,137	$50,312,609	$49,169,685	$47,249,550	$45,075,244

Loans and Leases (average):
Commercial non-mortgage	$19,220,435	$18,670,917	$18,024,771	$16,780,780	$15,850,507
Asset-based lending	1,756,051	1,790,992	1,780,874	1,811,073	1,851,956
Commercial real estate	20,518,355	19,970,326	19,234,292	18,503,077	17,756,151
Residential mortgages	8,067,349	7,995,327	7,819,415	7,384,704	6,905,509
Consumer	1,622,525	1,667,630	1,715,513	1,750,044	1,756,575
Loans and Leases	$51,184,715	$50,095,192	$48,574,865	$46,229,678	$44,120,698

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Nonperforming loans and leases:
Commercial non-mortgage	$109,279	$86,537	$89,416	$80,002	$112,006
Asset-based lending	9,450	9,450	20,046	25,115	25,862
Commercial real estate	47,972	35,832	41,580	49,054	49,935
Residential mortgages	26,751	25,096	25,613	25,563	27,213
Consumer	25,417	28,105	27,136	29,782	32,514
Total nonperforming loans and leases	$218,869	$185,020	$203,791	$209,516	$247,530

Other real estate owned and repossessed assets:
Commercial non-mortgage	$2,152	$153	$78	$—	$—
Residential mortgages	662	662	2,024	2,024	2,558
Consumer	532	716	243	87	154
Total other real estate owned and repossessed assets	$3,346	$1,531	$2,345	$2,111	$2,712
Total nonperforming assets	$222,215	$186,551	$206,136	$211,627	$250,242

Past due 30-89 days:
Commercial non-mortgage	$32,074	$9,645	$20,248	$17,440	$6,006
Asset-based lending	—	—	5,921	—	—
Commercial real estate	1,970	17,115	26,147	6,050	25,587
Residential mortgages	10,583	10,710	11,385	12,577	10,781
Consumer	6,718	6,110	9,194	9,656	9,275
Total past due 30-89 days	$51,345	$43,580	$72,895	$45,723	$51,649
Past due 90 days or more and accruing	29	602	770	711	8
Total past due loans and leases	$51,374	$44,182	$73,665	$46,434	$51,657

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
ACL on loans and leases, beginning balance	$613,914	$594,741	$574,325	$571,499	$569,371
Adoption of ASU No. 2022-02	—	5,873	—	—	—
Provision	35,249	37,821	40,649	31,352	11,728
Charge-offs:
Commercial portfolio	21,945	26,410	21,499	31,356	18,757
Consumer portfolio	1,085	1,098	1,193	1,453	896
Total charge-offs	23,030	27,508	22,692	32,809	19,653
Recoveries:
Commercial portfolio	1,024	1,574	895	1,413	7,765
Consumer portfolio	1,754	1,413	1,564	2,870	2,288
Total recoveries	2,778	2,987	2,459	4,283	10,053
Total net charge-offs	20,252	24,521	20,233	28,526	9,600
ACL on loans and leases, ending balance	$628,911	$613,914	$594,741	$574,325	$571,499
ACL on unfunded loan commitments, ending balance	22,366	26,051	27,707	25,329	20,149
Total ACL, ending balance	$651,277	$639,965	$622,448	$599,654	$591,648

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the operating results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which represents the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. The return on average tangible common stockholders' equity (ROATCE) represents net income available to common stockholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents stockholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit. Adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS), adjusted ROATCE, and adjusted return on average assets (ROAA) are calculated excluding after tax merger-related expenses.
See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Efficiency ratio:
Non-interest expense	$344,089	$332,467	$348,390	$330,071	$358,227
Less: Foreclosed property activity	(432)	(262)	(80)	(393)	(358)
Intangible assets amortization	9,193	9,497	8,240	8,511	8,802
Operating lease depreciation	1,639	1,884	2,021	2,115	2,425
Strategic initiatives and other (1)	—	—	143	11,617	(152)
Merger related	40,840	29,373	45,790	25,536	66,640
Non-interest expense	$292,849	$291,975	$292,276	$282,685	$280,870
Net interest income	$583,829	$595,283	$602,375	$551,003	$486,660
Add: Tax-equivalent adjustment	17,292	15,911	13,991	13,247	11,732
Non-interest income	89,374	70,766	102,179	113,636	120,933
Other income (2)	5,035	4,311	4,814	11,186	3,805
Less: Operating lease depreciation	1,639	1,884	2,021	2,115	2,425
(Loss) on sale of investment securities, net	(48)	(16,747)	(4,517)	(2,234)	—
Other (3)	—	—	—	2,548	—
Income	$693,939	$701,134	$725,855	$686,643	$620,705
Efficiency ratio	42.20%	41.64%	40.27%	41.17%	45.25%

Return on average tangible common stockholders' equity:
Net income	$234,968	$221,004	$244,751	$233,968	$182,311
Less: Preferred stock dividends	4,162	4,163	4,163	4,162	4,163
Add: Intangible assets amortization, tax-effected	7,262	7,503	6,510	6,724	6,954
Adjusted income	$238,068	$224,344	$247,098	$236,530	$185,102
Adjusted income, annualized basis	$952,272	$897,376	$988,392	$946,120	$740,408
Average stockholders' equity	$8,395,298	$8,215,676	$7,960,900	$8,090,044	$8,125,518
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets	2,856,581	2,849,673	2,716,981	2,725,200	2,733,827
Average tangible common stockholders' equity	$5,254,738	$5,082,024	$4,959,940	$5,080,865	$5,107,712
Return on average tangible common stockholders' equity	18.12%	17.66%	19.93%	18.62%	14.50%
(1)Strategic initiatives and other for the three months ended September 30, 2022, primarily includes a contribution to the Webster foundation of $10.5 million (presented within Other non-interest expense on the Consolidated Statements of Income).
(2)Other income includes the taxable equivalent of net income generated from low income housing tax-credit investments.
(3)Other for the three months ended September 30, 2022, includes of a gain related to the early termination of repurchase agreements.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Tangible equity:
Stockholders' equity	$8,279,726	$8,294,294	$8,056,186	$7,826,410	$7,997,788
Less: Goodwill and other intangible assets	2,852,117	2,861,310	2,713,446	2,721,040	2,729,551
Tangible stockholders' equity	$5,427,609	$5,432,984	$5,342,740	$5,105,370	$5,268,237
Total assets	$74,038,243	$74,844,395	$71,277,521	$69,052,566	$67,595,021
Less: Goodwill and other intangible assets	2,852,117	2,861,310	2,713,446	2,721,040	2,729,551
Tangible assets	$71,186,126	$71,983,085	$68,564,075	$66,331,526	$64,865,470
Tangible equity	7.62%	7.55%	7.79%	7.70%	8.12%

Tangible common equity:
Tangible stockholders' equity	$5,427,609	$5,432,984	$5,342,740	$5,105,370	$5,268,237
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders' equity	$5,143,630	$5,149,005	$5,058,761	$4,821,391	$4,984,258
Tangible assets	$71,186,126	$71,983,085	$68,564,075	$66,331,526	$64,865,470
Tangible common equity	7.23%	7.15%	7.38%	7.27%	7.68%

Tangible book value per common share:
Tangible common stockholders' equity	$5,143,630	$5,149,005	$5,058,761	$4,821,391	$4,984,258
Common shares outstanding	173,261	174,712	174,008	174,116	176,041
Tangible book value per common share	$29.69	$29.47	$29.07	$27.69	$28.31

Core deposits:
Total deposits	$58,747,532	$55,297,479	$54,054,340	$54,008,887	$53,077,157
Less: Certificates of deposit	4,743,204	3,855,406	2,729,332	2,311,484	2,554,102
Brokered certificates of deposit	2,542,854	674,373	1,431,617	258,110	—
Core deposits	$51,461,474	$50,767,700	$49,893,391	$51,439,293	$50,523,055

Three months ended June 30, 2023
Adjusted ROATCE:
Net income	$234,968
Less: Preferred stock dividends	4,162
Add: Intangible assets amortization, tax-effected	7,262
Merger related, tax-effected	29,947
Adjusted income	$268,015
Adjusted income, annualized basis	$1,072,060
Average stockholders' equity	$8,395,298
Less: Average preferred stock	283,979
Average goodwill and other intangible assets	2,856,581
Average tangible common stockholders' equity	$5,254,738
Adjusted return on average tangible common stockholders' equity	20.40%

Adjusted ROAA:
Net income	$234,968
Add: Merger related, tax-effected	29,947
Adjusted income	$264,915
Adjusted income, annualized basis	$1,059,660
Average assets	$76,232,528
Adjusted return on average assets	1.39%

GAAP to adjusted reconciliation:
	Three months ended June 30, 2023
(In millions, except per share data)	Pre-Tax Income	Net Income Available to Common Stockholders	Diluted EPS
Reported (GAAP)	$297.6	$230.8	$1.32
Merger related expenses	40.8	29.9	0.18
Adjusted (non-GAAP)	$338.4	$260.7	$1.50